UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 15, 2006

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 15, 2006, we issued a press release announcing our earnings for the third quarter ended March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.

On the following date, Spacelabs Healthcare, Inc., a subsidiary we recently formed to serve as a holding company for our medical monitoring and anesthesia systems businesses, issued a press release announcing its interim results for the nine months ended March 31, 2006. Spacelabs Healthcare is listed on the AIM of the London Stock Exchange, where it has traded since October 31, 2005 under the ticker symbol “SLAB.” A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein in its entirety by this reference.

We are furnishing the information contained in this Item 2.02 (including Exhibits 99.1 and 99.2). It shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On September 27, 2005, we filed a Tender Offer Statement on Schedule TO relating to precommencement communications by us regarding the announcement of an exchange offer to be made by our affiliate, Spacelabs Healthcare, to issue options to purchase shares of common stock of Spacelabs Healthcare to certain of our employees, or the employees of our affiliates, in exchange for the cancellation of certain options to purchase shares of our common stock (which options could have been converted into options to purchase shares of a wholly-owned subsidiary of Spacelabs Healthcare). We have decided that it is our best interests to terminate the exchange offer at this point in time. As such, we do not intend to issue any additional communications in connection with the exchange offer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:	Press Release of OSI Systems, Inc., dated May 15, 2006.
Exhibit 99.2:	Press Release of Spacelabs Healthcare, Inc., dated March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: May 17, 2006

	By:	/s/ Anuj Wadhawan
Anuj Wadhawan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of OSI Systems, Inc., dated May 15, 2006.

99.2	Press Release of Spacelabs Healthcare, Inc., dated May 16, 2006.